AMENDMENT TO DIAMOND SHAMROCK, INC.
                 401 (k) RETIREMENT SAVINGS PLAN

     Diamond Shamrock, Inc., a Delaware corporation, pursuant to authority granted by its Board of Directors, hereby adopts the following amendment to its 401 (k) Retirement Savings Plan (the
"Plan").

1.   New Section 1.10 is added as follows and the former Section
1.10 and all subsequent subsections are re-numbered accordingly:

     1.10 BENEFIT REVIEW COMMITTEE. The term Benefit Review Committee means the committee appointed by the President, Chairman of the Board and Chief Executive Officer of Diamond Shamrock, Inc. pursuant to Section 13.4 hereof with power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan pursuant to Section
13.4 below.

2.   New Section 1.12 is added as follows and the former Section
1.12 and all subsequent subsections are re-numbered accordingly:

     1.12 CHANGE IN CONTROL. A Change in Control will be deemed to have occurred when (1) a report is filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13 (d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of Diamond Shamrock, Inc. and such acquisition has not been authorized, approved or recommended by majority vote of the Board of Directors prior to the date of the filing of such report, or (2) such other event has occurred which the Board of Directors may, in its sole discretion, by majority vote determine to constitute a change in control.

3. Section 1.62 is amended by the addition of the following at the end of such section:

     "In addition, upon a Change in Control, the Vesting
      Percentage of every Participant shall be 100%."

4. Section 6.2 is clarified by the addition of the following paragraph at the end of such section:

     "If a Participant has made a written election to defer the distribution for a specified period, or if the Participant does not consent to a distribution, or if no election to defer is made within 90 days after receiving a written explanation of the right to defer such distribution, such Participant may later elect to receive an immediate distribution at any time prior to the Participant's Normal Retirement Date."

5. Section 13.4 is amended by deleting the last paragraph of such section and by re-numbering the remaining portion of Section
13. 4 as Section 13.4(A).

6.   Section 13.4(A) is amended by deleting the phrase "Named
Fiduciary" from each place in which it appears in the Section and replacing it with "Benefit Review Committee."


7.   New Sections 13.4(B) and (C) are added as follows:

     (B) The President, Chairman of the Board and Chief Executive Officer of Diamond Shamrock, Inc. shall appoint a Benefit Review Committee consisting of not less than three nor more than five persons, having the administrative responsibilities and discretionary authority described in this Section 13.4. The Benefit Review Committee has full power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan. The determinations of the Benefit Review Committee shall be final and binding, subject only to Subsection (C), below.

     (C) The Plan and any claims arising from the Plan or in any way related to the Plan, are subject to and governed by the Diamond Shamrock, Inc. Dialogue Dispute Resolution Program ("Dialogue"). If a claim has been has been appealed from the administrator to the Benefit Review Committee and the claimant desires to appeal the decision of the Benefit Review Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

     The foregoing amendments shall be effective as of May 7, 1996. Except as amended herein, the terms and provisions of said Plan shall remain in full force and effect.

     Executed this 21st day of August, 1996.


                              DIAMOND SHAMROCK, INC.


                              By:  /S/ William R. Klesse
                                   William R. Klesse
                                   Executive Vice President


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
         Diamond Shamrock, Inc. 401(k) Retirement Savings Plan

                         PLAN MERGER INSTRUMENT


     This INSTRUMENT OF MERGER is made as of the 2nd day of December, 1996 by and among Diamond Shamrock, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Plan Sponsor"), National Convenience Stores Incorporated, a corporation duly organized and existing under the laws of the State of Delaware, the Plan Administrator of the National Convenience Stores Incorporated Profit Sharing Plan and Trust (the "NCS Plan"), and the Plan Administrator of the Diamond Shamrock, Inc. 401(k) Retirement Savings Plan (the "Diamond Shamrock 401(k) Plan").


                              W I T N E S S E T H:

     WHEREAS, effective July 1, 1968 National Convenience Stores
Incorporated established the NCS Plan; and

     WHEREAS, on December 18, 1995, National Convenience Stores
Incorporated became a subsidiary of the Plan Sponsor; and

     WHEREAS, the Plan Sponsor has thereafter continuously maintained the NCS Plan, under instruments from time to time amended; and

     WHEREAS, effective January 1, 1994 the Plan Sponsor established the Diamond Shamrock 401(k) Plan and the of the Diamond Shamrock, Inc. 401(k) Retirement Savings Plan Trust (the "Diamond Shamrock 401(k) Trust"); and

     WHEREAS, the Plan Sponsor has thereafter continuously maintained the Diamond Shamrock 401(k) Plan and the Diamond Shamrock 401(k) Trust, under instruments from time to time amended; and

     WHEREAS, the Employee Benefits Committee, by resolution dated March 5, 1996, directed the merger of the NCS Plan into the Diamond Shamrock 401(k) Plan and Diamond Shamrock 401(k) Trust, respectively, and has directed the officers of the Plan Sponsor to take such actions as are necessary or desirable to effectuate such merger,

     NOW, THEREFORE, the parties hereto, desiring to memorialize the merger of the NCS Plan into the Diamond Shamrock 401(k) Plan and the merger of the NCS Plan into the Diamond Shamrock 401(k) Trust, do agree to the following, effective as of July 1, 1996:

     (1) The NCS Plan is merged into, and becomes a part of, the Diamond Shamrock 401(k) Plan as of July 1, 1996, which Diamond Shamrock 401(k) Plan shall continue to be known as the Diamond Shamrock, Inc. 401(k) Retirement Savings Plan.

     (2) All account balances under the NCS Plan hereby become account balances under the Diamond Shamrock 401(k) Plan, and all benefits in "pay status" under the NCS Plan as of the date of the merger shall become benefits in "pay status" under the Diamond Shamrock 401(k) Plan.

     (3) The NCS Plan is merged into, and becomes a part of, the Diamond Shamrock 401(k) Trust as of July 1, 1996, which Diamond Shamrock 401(k) Trust shall continue to be known as the Diamond Shamrock, Inc. 401(k) Retirement Savings Plan Trust.

     (4) All assets and liabilities of the NCS Plan hereby become assets and liabilities of the Diamond Shamrock 401(k) Plan.

     (5) The plan terms in the NCS Plan which are different from those in the Diamond Shamrock 401(k) Plan will be disposed of as follows:

     (a) All elections, waivers, consents, designations, directions, qualified domestic relations orders and other exercises of rights and privileges under the NCS Plan shall be deemed effective and applicable with respect to the Diamond Shamrock 401(k) Plan as of the effective date of the merger with one exception. After-Tax Employee Contributions were permitted in the NCS Plan and will not be permitted in the Diamond Shamrock 401(k) Plan, although current account balances will be maintained.

     (b) Employer Matching Contributions in the Diamond Shamrock 401(k) Plan are not the same as in the NCS Plan. In order to receive the maximum 3% Employer Matching Contribution in the Diamond Shamrock 401(k) Plan, Elective Deferral Contributions must be at least 6%. NCS Plan participants will be allowed to increase their Elective Deferral Contributions on the date of merger.

     (c) The eligibility requirements in the Diamond Shamrock 401(k) Plan are not the same as in the NCS Plan. Since the NCS Plan did not have an age requirement, NCS employees employed on the date of the merger will be allowed to participate in the Diamond Shamrock 401(k) Plan upon the completion of one year of service. The age requirement in the Diamond Shamrock 401(k) Plan will be disregarded for these specific NCS employees. All participants in the NCS Plan as of the merger date are automatically participants in the Diamond Shamrock 401(k) Plan.

     (d) The vesting schedule in the Diamond Shamrock 401(k) Plan is not the same as in the NCS Plan. NCS Plan participants with less than three years of service as of the merger date will vest according to the Diamond Shamrock vesting schedule (100% upon completion of 5 years of service). NCS Plan participants with three or more years of service as of the merger date will continue to vest in accordance with the NCS vesting schedule until completion of 5 years of service (20% after completion of 3 years of service, 40% after completion of 4 years of service). Upon completion of 5 years of service, the Diamond Shamrock 401(k) Plan vesting schedule will be applicable (100% vesting on and after completion of 5 years of service). For all NCS employees, all years of service with NCS will count toward vesting in the Diamond Shamrock 401(k) Plan.

     (e) The NCS Plan provided for Employer Contributions (nonmatching) that are not provided for in the Diamond Shamrock 401(k) Plan. Forfeitures arising from such Employer Contributions after the effective date of the merger, shall be applied to administrative expenses or to reduce Employer Matching Contributions.

     (f) The NCS Plan provided for the optional form of payment to the Participant or Beneficiary of the nonforfeitable balance of Participant's Account in one hundred twenty (120) equal monthly payments. This optional form of payment shall be preserved only with respect to the NCS Plan Participant Account balances as of June 30, 1996. The request by a Participant or Beneficiary for this optional form of payment for their June 30, 1996 Account balance shall be in writing and shall be filed with the Administrator at least thirty (30) days before distribution is to be made.

     (g) NCS Plan participants may change their investment options effective July 1, 1996, provided a change form is filed with the NCS Plan Administrator by May 31, 1996. As of July 1, 1996, all investments in the NCS Plan will be transferred to the corresponding Diamond Shamrock 401(k) Plan investment funds. The corresponding investment options are as follows:

                                            Diamond Shamrock 401(k) Plan
     NCS Plan Investment Options            Investment Options

     NCS Income Fund                        CIGNA Fixed Income Account
     Merrill Lynch Global Allocation Fund   Fidelity Advisor Income and
                                              Growth Fund
     Merrill Lynch Growth Investment        Fidelity Advisor Strategic
       Fund                                   Opportunity Fund
     Merrill Lynch Phoenix Fund             Warburg Pincus Emerging
                                              Growth Fund

     Investment changes will not be available to NCS Plan participants from June 1, 1996 until October 1, 1996. After October 1, 1996, transfers may occur between funds as provided for in the Diamond Shamrock 401(k) Plan.

     (h) Hardship withdrawals in the Diamond Shamrock 401(k) Plan are not the same as in the NCS Plan. Hardship withdrawals are limited to the portion of the Participant's Account attributable to Elective Deferral Contributions.

    (i) Repayment of a partially vested account balance which was distributed from the NCS Plan upon the participant's termination in order to allow restitution of a participant's nonvested account balance will no longer be required or permitted. A partially vested NCS Plan participant who terminated, elected a lump sum distribution of his vested account balance, and returned to employment prior to completing five One-Year Breaks in Service will automatically have his prior nonvested accounted balance restored.

     (6) The Agreement and Declaration of Trust, as amended to date, pursuant to which the Diamond Shamrock 401(k) Trust is established and maintained, is hereby ratified and affirmed by the parties thereto.

     IN WITNESS WHEREOF, and to memorialize the merger evidenced hereby, the parties hereto have caused this instrument to be executed by their respective authorized representatives.

DIAMOND SHAMROCK, INC.                      NATIONAL CONVENIENCE STORES
                                            INCORPORATED

By:/S/ William R. Klesse                    By: /S/ A. W. O'Donnell
Title: Executive Vice President             Title: CEO and President


DIAMOND SHAMROCK, INC.                      ADMINISTRATIVE COMMITTEE OF
EMPLOYEE BENEFITS COMMITTEE                 NATIONAL CONVENIENCE STORES
(Plan Administrator of Diamond Shamrock     INCORPORATED
401(k) Plan)                                (Plan Administrator of NCS
                                             Plan)


By:   /S/ William R. Klesse                 By: /S/ A. W. O'Donnell
      Committee Chairman                        Committee Member







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